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                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the inclusion, in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form S-6 (File No. 333-10321) for the Providentmutual Variable Life Separate Account, of the following reports:

        1. Our report dated February 6, 1996 on our audits of the financial statements of Providentmutual Life and Annuity Company of America as of December 31, 1995 and 1994 and for each of the three years in the period ending December 31, 1995.

        2. Our report dated February 14, 1996 on our audit of the financial statements of the Providentmutual Variable Life Separate Account (comprising the nineteen Subaccounts) as of December 31, 1995 and for the period February 1, 1995 (Date of Inception) to December 31, 1995.

        We also consent to the reference to our Firm under the caption
"Experts".



COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 20, 1996